Exhibit 99.1

Appian Announces First Quarter 2019 Financial Results
Subscription revenue increased 32% year-over-year to $33.6 million
Total revenue increased 15% year-over-year to $59.6 million

Reston, VA - May 2, 2019 - Appian (NASDAQ: APPN) today announced financial results for the first quarter ended March 31, 2019.

"We increased 2019 subscription revenue guidance due to our ability to expand within our existing customer base, our influential partner ecosystem, and the Appian Guarantee,” said Matt Calkins CEO & Founder.
First Quarter 2019 Financial Highlights:
•Revenue: Subscription revenue was $33.6 million for the first quarter of 2019, up 32% compared to the first quarter of 2018. Total subscriptions, software and support revenue was $34.9 million for the first quarter of 2019, an increase of 30% year-over-year. Professional services revenue was $24.7 million for the first quarter of 2019, equal to the prior year period. Total revenue was $59.6 million for the first quarter of 2019, up 15% compared to the first quarter of 2018. Subscription revenue retention rate was 116% as of March 31, 2019.

•Operating loss and non-GAAP operating loss: GAAP operating loss was $(17.4) million for the first quarter of 2019, compared to $(10.2) million for the first quarter of 2018. Non-GAAP operating loss was $(10.2) million for the first quarter of 2019, compared to $(8.0) million for the first quarter of 2018.

•Net loss and non-GAAP net loss: GAAP net loss was $(17.5) million for the first quarter of 2019, compared to $(9.6) million for the first quarter of 2018. GAAP net loss per share attributable to common stockholders was $(0.27) for the first quarter of 2019 based on 64.3 million weighted-average shares outstanding, compared to $(0.16) for the first quarter of 2018 based on 60.9 million weighted-average shares outstanding. Non-GAAP net loss was $(10.3) million for the first quarter of 2019, compared to $(7.3) million for the first quarter of 2018. Non-GAAP net loss per share was $(0.16) for the first quarter of 2019, based on 64.3 million basic and diluted shares outstanding, compared to $(0.12) for the first quarter of 2018, based on 60.9 million basic and diluted shares outstanding.

•Balance sheet and cash flows: As of March 31, 2019, Appian had cash and cash equivalents of $75.4 million. Net cash used in operating activities was $(4.1) million for the three months ended March 31, 2019 compared to $(13.8) million of net cash used in operating activities for the same period in 2018. In accordance with U.S. GAAP, the $4.5 million of tenant improvement allowance reimbursements received during the three months ended March 31, 2019 are a source of cash in operating activities, while the $16.6 million of capital expenditures, largely for the build-out of our new headquarters and the purchase of property and equipment, are recorded as cash used in investing activities.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter 2019 Business Highlights:

•Named a Leader by Gartner in its 2019 Magic Quadrant for Intelligent Business Process Management Suites (iBPMS). This marks the ninth time in a row that Appian has been named a Leader by Gartner in this market.
•Announced the next release of its low-code platform, making it easier than ever to build powerful enterprise applications up to 20x faster. The new version accelerates development and expands low-code/no-code platform capabilities in a number of key areas, including integration, robotic process automation (RPA), interface design, enterprise mobility, and customer engagement.
•Announced that UnionBank of the Philippines used the Appian Platform to launch its first fully digital branch.
Financial Outlook:
As of May 2, 2019, guidance for the second quarter 2019 and full year 2019 is as follows:
•Second Quarter 2019 Guidance:
•Subscription revenue is expected to be in the range of $36.5 million and $36.7 million, representing year-over-year growth of between 35% and 36%.
•Total revenue is expected to be in the range of $63.3 million and $63.8 million, representing year-over-year growth of between 6% and 7%.
•Non-GAAP operating loss is expected to be in the range of $(11.5) million and $(11.0) million.
•Non-GAAP net loss per share is expected to be in the range of $(0.18) and $(0.17). This assumes 64.8 million weighted average common shares outstanding.

•Full Year 2019 Guidance:
•Subscription revenue is now expected to be in the range of $150.5 million and $152.0 million, representing year-over-year growth of between 30% and 31%.
•Total revenue is now expected to be in the range of $255.0 million and $258.0 million, representing year-over-year growth of between 13% and 14%.
•Non-GAAP operating loss is now expected to be in the range of $(35.5) million and $(32.5) million.
•Non-GAAP net loss per share is now expected to be in the range of $(0.55) and $(0.50). This assumes 65.0 million non-GAAP weighted average common shares outstanding.
Conference Call Details:
Appian will host a conference call today, May 2, 2019, at 5:00 p.m. ET to discuss the Company’s financial results for the first quarter ended March 31, 2019 and business outlook.

The live webcast of the conference call can be accessed on the Investor Relations page of the Company’s website at http://investors.appian.com. To access the call, please dial (877) 407-0792 in the U.S. or (201) 689-8263 internationally. Following the call, an archived webcast will be available at the same location on the Investor Relations page. A telephone replay will be available for one week at (844) 512-2921 in the U.S. or (412) 317-6671 internationally with recording access code 13689316.
About Appian
Appian (NASDAQ: APPN) provides a low-code development platform that accelerates the creation of high-impact business applications. Many of the world’s largest organizations use Appian applications to improve customer experience, achieve operational excellence, and simplify global risk management and compliance. For more information, visit www.appian.com.
Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and non-GAAP weighted average shares outstanding. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, please see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.

Appian uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results. Appian believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the second quarter and full-year 2019, future investment by Appian in its go-to-market initiatives, increased demand for the Appian platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscription revenue and total revenue growth, are forward-looking statements. The words "anticipate," believe," "continue," "estimate," "expect," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, and the timing of Appian’s recognition of subscription revenue which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the "Risk Factors" section of Appian’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on February 21, 2019 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Staci Mortenson
ICR for Appian
703-442-1091
investors@appian.com

Media Contact
Nicole Greggs
Director, Media Relations
703-260-7868
nicole.greggs@appian.com

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	As of	As of
	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$75,353	$94,930
Accounts receivable, net of allowance of $600 as of March 31, 2019 and December 31, 2018	81,012	79,383
Deferred commissions, current	15,095	14,020
Prepaid expenses and other current assets	20,262	21,293
Total current assets	191,722	209,626
Property and equipment, net	23,340	7,539
Deferred commissions, net of current portion	15,555	15,088
Deferred tax assets	328	326
Other assets	562	601
Total assets	$231,507	$233,180
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,364	$9,249
Accrued expenses	12,111	7,464
Accrued compensation and related benefits	12,277	13,796
Deferred revenue, current	100,065	95,523
Other current liabilities	2,102	2,369
Total current liabilities	132,919	128,401
Deferred tax liabilities	41	42
Deferred revenue, net of current portion	14,990	16,145
Deferred rent, net of current portion	19,264	15,400
Total liabilities	167,214	159,988
Stockholders’ equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 30,882,834 shares issued and outstanding as of March 31, 2019; 500,000,000 shares authorized and 29,626,054 shares issued and outstanding as of December 31, 2018	3	3
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 33,798,188 shares issued and outstanding as of March 31, 2019; 100,000,000 shares authorized and 34,290,383 shares issued and outstanding as of December 31, 2018	3	3
Additional paid-in capital	226,582	218,284
Accumulated other comprehensive income	882	542
Accumulated deficit	(163,177)	(145,640)
Total stockholders’ equity	64,293	73,192
Total liabilities and stockholders’ equity	$231,507	$233,180

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue:
Subscriptions, software and support	$34,909	$26,952
Professional services	24,670	24,744
Total revenue	59,579	51,696
Cost of revenue:
Subscriptions, software and support	3,585	2,628
Professional services	20,481	18,421
Total cost of revenue	24,066	21,049
Gross profit	35,513	30,647
Operating expenses:
Sales and marketing	29,945	22,964
Research and development	13,956	9,870
General and administrative	9,016	8,060
Total operating expenses	52,917	40,894
Operating loss	(17,404)	(10,247)
Other expense (income):
Other income, net	(60)	(918)
Interest expense	71	13
Total other expense (income)	11	(905)
Loss before income taxes	(17,415)	(9,342)
Income tax expense	122	211
Net loss	(17,537)	(9,553)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.27)	$(0.16)
Weighted average common shares outstanding:
Basic and diluted	64,306,667	60,850,521

APPIAN CORPORATION AND SUBSIDIARIES
STOCK BASED COMPENSATION EXPENSE
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Cost of revenue
Subscriptions, software and support	$154	$110
Professional services	1,974	220
Operating expenses
Sales and marketing	2,381	507
Research and development	2,115	391
General and administrative	601	1,012
Total stock-based compensation expense	$7,225	$2,240

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(17,537)	$(9,553)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	798	268
Deferred income taxes	(3)	76
Stock-based compensation	7,225	2,240
Changes in assets and liabilities:
Accounts receivable	(1,702)	1,932
Prepaid expenses and other assets	1,252	(1,085)
Deferred commissions	(1,542)	315
Accounts payable and accrued expenses	1,577	(2,161)
Accrued compensation and related benefits	(1,485)	(2,743)
Other current liabilities	(138)	909
Deferred revenue	3,718	(3,849)
Deferred rent, non-current	3,698	(182)
Net cash used in operating activities	(4,139)	(13,833)
Cash flows from investing activities:
Purchases of property and equipment	(16,595)	(1,036)
Net cash used in investing activities	(16,595)	(1,036)
Cash flows from financing activities:
Proceeds from exercise of common stock options	1,073	983
Net cash provided by financing activities	1,073	983
Effect of foreign exchange rate changes on cash and cash equivalents	84	1,004
Net decrease in cash and cash equivalents	(19,577)	(12,882)
Cash and cash equivalents, beginning of period	94,930	73,758
Cash and cash equivalents, end of period	$75,353	$60,876
Supplemental disclosure of cash flow information:
Cash paid for interest	$69	$8
Cash paid for income taxes	$43	$57

APPIAN CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(17,404)	$(10,247)
Add back:
Stock-based compensation expense	7,225	2,240
Non-GAAP operating loss	$(10,179)	$(8,007)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(17,537)	$(9,553)
Add back:
Stock-based compensation expense	7,225	2,240
Non-GAAP net loss	$(10,312)	$(7,313)

Non-GAAP earnings per share:
Non-GAAP net loss	$(10,312)	$(7,313)
Non-GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	64,306,667	60,850,521
Non-GAAP net loss per share, basic and diluted	$(0.16)	$(0.12)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.27)	$(0.16)
Add back:
Non-GAAP adjustments to net loss per share	0.11	0.04
Non-GAAP net loss per share, basic and diluted	$(0.16)	$(0.12)